Exhibit 13

SECTION 906 CERTIFICATIONS

Pursuant to 18 U.S.C. § 1350

I, Brian Charles Hartzer, certify that the Annual Report on Form 20-F for the year ended 30 September 2016 of Westpac Banking Corporation (the “issuer”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 7 November 2016

/s/ Brian Charles Hartzer
Brian Charles Hartzer
Managing Director and Chief Executive Officer

I, Peter Francis King, certify that the Annual Report on Form 20-F for the year ended 30 September 2016 of Westpac Banking Corporation (the “issuer”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: 7 November 2016

/s/ Peter Francis King
Peter Francis King
Chief Financial Officer